Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

FOR RELEASE – March 21, 2012 – 4:40 (EST)

CORRECTING and REPLACING — AETI Reports 33% revenue growth and $2.3 million EBT improvement for 2011

Change in NOL tax reserve results in Q4 loss

HOUSTON, March 21, 2012 – In a press release issued earlier today by American Electric Technologies, Inc. (NASDAQ: AETI), please note that there are multiple changes relating to the “Income (loss) from domestic operations” section of the first table. The full, corrected release follows:

American Electric Technologies, Inc. (NASDAQ: AETI) (the “Company”), a leading global supplier of power delivery solutions for the traditional and renewable energy industries, today announced its 2011 year-end and fourth quarter financial results.

Domestic revenue for the quarter was up 40% versus the same quarter in 2010 and up 8% versus the third quarter. Revenue at the end of 2011 was $51.9 million, a 33% increase over the previous year.

Operating income from domestic operations for the quarter was $0.1 million, up $0.7 million from the prior year’s fourth quarter loss of $0.6 million, and an upward trend from Q3 2011.

The Company reported significant improvement in its domestic operating results. At year’s end operating income from domestic operations had improved by $2.6 million from 2010.

“I was pleased see the continued strong revenue and operational profitability growth in the fourth quarter and for the year, reflecting the progress started earlier in 2011 based on the growth in our core oil and gas markets and in our foreign joint ventures,” stated Charles Dauber, AETI’s President and Chief Executive Officer.

AETI’s foreign joint venture equity income, net of management expenses, for the quarter was $0.5 million compared with $0.8 million in the same 2010 period. For the year, the Company’s foreign joint venture equity income, net of management expenses, was $1.5 million, compared with 2010 foreign joint venture net equity income of $1.9 million which included a $0.7 million benefit due to an accrual reversal.

The Company reported earnings before taxes of $0.6 million, up from $0.1 million in the 2010 fourth quarter. For the year, AETI reported a loss before taxes of $0.4 million, a $2.3 million improvement versus 2010.

In the quarter, AETI reported a change to its balance sheet reserves associated with the net loss carry forward (“NOL”) deferred tax asset primarily related to the NOL generated by American Access Technologies, Inc. prior to the 2007 merger and subsequent

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

consolidated NOL. Although the NOL remains available for the Company to use to offset future taxes, this increased reserve resulted in a $5.4 million tax expense for 2011. This tax expense is a non-cash expense and does not affect operating income.

This tax reserve change resulted in the Company reporting a loss for the quarter of $5.2 million and a net loss of $5.9 million for the year compared to a $1.7 million net loss in 2010.

Detailed information about the financial results for the year and quarter ended December 31, 2011 is included in the Company’s Annual Report on Form 10-K which will be filed with the Securities and Exchange Commission on or before March 30, 2012.

The following are selected financial details regarding the Company’s reportable segments (in thousands):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2011		2010		2011		2010
Revenue:
Technical Products & Services	$9,022		$5,709		$28,929		20,583
Electrical & Instrumentation Construction	3,639		2,992		15,478		11,503
American Access Technologies	2,079		1,846		7,533		6,878

	$14,740		$10,547		$51,940		$38,964

Gross Profit:
Technical Products & Services	$1,759	19%	$837	15%	$4,589	16%	$1,155	6%
Electrical & Instrumentation Construction	403	11%	149	5%	1,233	8%	834	7%
American Access Technologies	106	5%	520	28%	1,333	18%	1,667	24%

	$2,268	15%	$1,506	14%	$7,155	14%	$3,656	9%

Income (loss) from domestic operations:
Technical Products & Services	$1,738	19%	$623	11%	$3,891	13%	$175	1%
Electrical & Instrumentation Construction	403	11%	149	5%	1,233	8%	834	7%
American Access Technologies	(282)	(14%)	86	5%	(227)	(3%)	208	3%
Corporate & Other Unallocated Expenses	(1,748)		(1,477)		(6,607)		(5,551)

Income (loss) from domestic operations	$111	1%	$(619)	(6%)	$(1,710)	(3%)	$(4,334)	(11%)

Equity income from foreign joint ventures	597		892		1,917		2,304
Foreign operations expense	(78)		(116)		(437)		(436)

Net equity income (loss) from foreign operations	$519		$776		$1,480		$1,868

Income (loss) from domestic and foreign operations	$630	4%	$157	1%	$(230)	0%	$(2,466)	(6%)

Other income (expense)	(34)		(31)		(216)		(318)

Income (loss) before income taxes	$596		$126		$(446)		$(2,784)

(Provision for) benefit from income taxes	(5,794)		73		(5,442)		1,090

Net Income (loss)	$(5,198)	(35%)	$199	2%	$(5,888)	(11%)	$(1,694)	(4%)

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$3,749	$1,364
Accounts receivable-trade, net of allowance of $393 and $453 at December 31, 2011 and December 31, 2010, respectively	11,291	8,922
Inventories, net	4,945	3,820
Costs and estimated earnings in excess of billings on uncompleted contracts	2,026	3,487
Prepaid expenses and other current assets	336	358
Deferred income taxes	—	656

Total current assets	22,347	18,607
Property, plant and equipment, net	4,489	4,705
Advances to and investments in joint ventures	9,308	8,375
Deferred tax asset and other assets	87	2,490

Total assets	$36,231	$34,177

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,772	$3,926
Accrued payroll and benefits	1,414	916
Other accrued expenses	855	539
Billings in excess of costs and estimated earnings on uncompleted contracts	2,909	1,056
Short-term notes payable	154	194

Total current liabilities	11,104	6,631
Notes payable	5,057	4,221
Deferred income taxes	2,433	—
Deferred compensation	116	399

Total liabilities	18,710	11,251

Commitments and contingencies
Stockholders’ equity:
Preferred Stock, at redemption value	—	—
Common stock; $0.001 par value, 50,000,000 shares authorized, 7,828,509 and 7,752,965 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	8	8
Additional paid-in capital	8,171	7,845
Accumulated other comprehensive income	849	692
Retained earnings; including accumulated statutory reserves in equity method investments of $1,284 and $945 at December 31, 2011 and December 31, 2010, respectively	8,493	14,381

Total stockholders’ equity	17,521	22,926

Total liabilities and stockholders’ equity	$36,231	$34,177

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Year Ended December 31,
	2011	2010
Revenue	$51,940	$38,964
Cost of sales	44,785	35,308

Gross profit	7,155	3,656
Operating expenses:
Research and development	(577)	(882)
Selling and marketing	(2,508)	(2,275)
General and administrative	(5,780)	(4,833)

Total operating expenses	(8,865)	(7,990)

(Loss) from domestic operations	(1,710)	(4,334)
Net equity income from foreign joint ventures’ operations:
Equity income from foreign joint ventures’ operations	1,917	2,304
Foreign joint ventures’ operations related expenses	(437)	(436)

Net equity income from foreign joint ventures’ operations	1,480	1,868

Loss from domestic operations and net equity income from foreign joint ventures’ operations	(230)	(2,466)

Other income (expense):
Interest expense	(183)	(131)
Other, net	(33)	(187)

Total other expense, net	(216)	(318)

Loss before income taxes	(446)	(2,784)
(Provision for) benefit income taxes	(5,442)	1,090

Net loss	$(5,888)	$(1,694)

Net loss per common share:
Basic and diluted	$(0.75)	$(0.22)
Weighted-average number of common shares outstanding:
Basic and diluted	7,813,587	7,741,594

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Conference Call

AETI will conduct a conference call at 3:00pm CST on Wednesday, March 21, 2012, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 1-888-601-3873, pass code 999115, in the United States or 1-913-312-1493, pass code 999115, from outside the United States.

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American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. (NASDAQ:AETI) is a leading global supplier of power delivery solutions to the traditional and renewable energy industries. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding the anticipated results of our foreign joint ventures are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, the risks inherent in doing business outside of the U. S. such as political, social and economic instability, currency fluctuations and conversion restrictions. These and other risks which may impact management’s expectations are described in greater detail in filings made by the Company with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the anticipated results expressed or implied herein will not be realized.

Media Contacts:

Ward Creative Communications for American Electric Technologies, Inc.

Molly LeCronier

713-869-0707

mlecronier@wardcc.com

Investor Contacts:

American Electric Technologies, Inc.

Frances Powell Hawes

713-644-8182

investorrelations@aeti.com